                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                                ----------------

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement     [ ] Confidential, For Use of the
                                                  Commission Only (as Permitted
         [X]  Definitive Proxy Statement          by Rule 14a-6(e) (2))

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Watermarc Food Management Co.
--------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
-------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
-------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------

         (5) Total fee paid:
-------------------------------------------------------------------------------
         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:
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         (2) Form, Schedule or Registration Statement No.:
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         (3) Filing Party:
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         (4) Date Filed:
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

                          WATERMARC FOOD MANAGEMENT CO.
                         11111 WILCREST GREEN, SUITE 350
                                HOUSTON, TX 77042
                                 (713) 783-0500

                         -------------------------------

                                 PROXY STATEMENT

                                     for the

                         ANNUAL MEETING OF SHAREHOLDERS

                           to be held January 23, 1998

                         -------------------------------

                                   THE MEETING

MEETING TIME AND PLACE

         A Proxy in the accompanying form is being solicited by the Board of Directors of Watermarc Food Management Co. (the "Company") for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at Billy Blues Bar & Grill, 6025 Richmond, Houston, Texas 77057, at 3:00 P.M., local time, on January 23, 1998, and at any adjournment or postponement thereof. The Company will bear the cost of such solicitation. Proxies together with copies of this Proxy Statement, are being mailed to shareholders of the Company on or about December 31, 1997.


MATTERS TO BE VOTED ON AND RECORD DATE

         This Proxy Statement is being furnished to holders of record of the common stock, $.05 par value, of the Company (the "Common Stock") as of December 19, 1997 (the "Record Date") in connection with the Meeting the purposes of which are to:

1. Adopt an amendment to the Company's Restated Articles of Incorporation that provides for an increase in the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 shares.

2. Elect a board of five directors to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

3. Ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 28, 1998.

4. Transact such other business as may properly come before the Meeting or any adjournments thereof.

VOTING AND REVOCABILITY OF PROXY

         Execution and return of the enclosed Proxy will not in any way affect a shareholder's right to attend the Meeting and to vote in person, and any shareholder giving a Proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date or by voting in person by ballot at the Meeting. A Proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, Proxies will be voted by the individuals named in the Proxy (i) "FOR" the adoption of an amendment to the Company's Restated Articles of Incorporation that provides for an increase in the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 shares, (ii) "FOR" the election as director of those five nominees named in this Proxy Statement, (iii) "FOR" the appointment of Mann Frankfort Stein & Lipp, P.C. as the Company's independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 28, 1998, and (iv) in accordance with their best judgment and discretion on all other matters that may properly come before the Meeting.


MANAGEMENT RECOMMENDATION

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE MATTERS SET FORTH ABOVE TO BE VOTED ON AT THE MEETING.


SHARES ENTITLED TO VOTE AND QUORUM

         On the Record Date, the Company had 14,163,230 shares of Common Stock issued and outstanding and entitled to notice of and to vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Meeting. All shares represented in person or proxy at the Meeting, whether voting "FOR", "AGAINST", "ABSTAIN" or to "WITHHOLD AUTHORITY" with respect to any matter will be counted for purposes of determining a quorum. Each holder of Common Stock will be entitled to one vote per share held on each matter to be voted on at the Meeting. Neither the Articles of Incorporation nor the Bylaws of the Company, as amended, provide for cumulative voting rights.


VOTES REQUIRED

         The favorable vote of the holders of two-thirds of the outstanding shares of Common Stock present in person or by Proxy at the Meeting is required for the approval of PROPOSAL ONE. The favorable vote of the holders of a majority of the outstanding shares of Common Stock present in person or by Proxy at the Meeting is required for the approval of all other matters presented to the Meeting, except that in the election of directors, the five individuals receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.

         If Proposal One - Amendment to Restated Articles of Incorporation to Increase Number of Authorized Shares of Common Stock, is approved by the shareholders, the Company will issue Ghulam M. Bombaywala, the Company's Chief Executive Officer, President, director and shareholder, an additional 7,500,000 shares of the Company's Common Stock pursuant to the Common Stock Rights granted to Mr. Bombaywala in the Conversion and Offset Agreement (See "Certain Relationships and Related Transactions"). If Mr. Bombaywala receives the additional 7,500,000 shares, he will own 14,058,889 shares of the Company's Common Stock or approximately 64.9% of the outstanding shares, which will result in a change of control of the Company with Mr. Bombaywala constituting the majority shareholder. Prior to this event Mr. Bombaywala owned 43.8% of the Company's Common Stock and absolute voting control of the Company did not rest with any single shareholder.


COSTS AND SOLICITATION OF PROXIES

         The solicitation is made by the Company. The costs of soliciting proxies will be borne by the Company. The Company has decided not to retain a proxy solicitation firm at this time, but may elect to do so prior to the Meeting. If the Company retains a proxy solicitation firm, the Company will pay any standard fees charged by such firm and its reasonable out of pocket expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees without additional compensation, personally or by telephone, telegram or facsimile. Total solicitation costs are not expected to exceed $5,000-$10,000 in the aggregate.

PROXY STATEMENT INFORMATION

         Certain information with respect to the proposed amendment to the Restated Articles of Incorporation increasing the number of authorized shares of Common Stock from 20,000,000 to 100,000,000 is provided below under PROPOSAL ONE
- AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. Information with respect to the Company including, Directors and Executive Officers of the Company, Executive Compensation, Security Ownership of Certain Beneficial Owners and Management, and Certain Relationships and Related Transactions is provided under PROPOSAL TWO - ELECTION OF DIRECTORS. Additional information with respect to the Company is included in the Company's Annual Report on Form 10-K for its fiscal year ended June 29, 1997, filed with the Commission (the "Annual Report on Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1997, filed with the Commission, which are being provided to shareholders of the Company with this Proxy Statement. Information with respect to the Company's current accountant is provided under PROPOSAL THREE - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1998.

--------------------------------------------------------------------------------
                                   SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement and does not purport to be complete. This summary is qualified in all respects by the remainder of this Proxy Statement which should be read in its entirety.

                                   THE COMPANY

Watermarc Food Management Co. ........  The Company currently owns and operates, both directly and through
                                        subsidiaries, full service restaurants
                                        under the names Marco's Mexican
                                        Restaurants (the "Marco's Restaurants"),
                                        The Original Pasta Co. Restaurants (the
                                        "Pasta Co. Restaurants") and Billy Blues
                                        Barbecue Bar & Grill (the "Billy Blues
                                        Restaurant"). The Company also produces
                                        and markets two brands of barbecue sauce products and a spice rub, Billy Blues Barbecue Sauce, Chris' & Pitt's Bar-B-Q Sauce and Chris' & Pitt's Spice Rub.

                                        Historically, the Company's primary
                                        growth strategy has been to expand its
                                        restaurant and barbecue sauce operations through internal growth and by acquiring businesses with concepts and themes compatible with the Company's operations. This strategy was evidenced by the Company's acquisition (i) in March 1994 of the Chris' & Pitt's Bar-B-Q Sauce line, (ii) in July 1994 of Marco's Mexican Restaurants, Inc. which now has twenty-two Marco's Restaurants operating in the Southwestern region of the State of Texas, including the Houston metropolitan area, College Station, Lake Jackson and Victoria, Texas, and (iii) in January 1996 of The Original Pasta Co., which now has eighteen Pasta Co. Restaurants in the Houston metropolitan area, Beaumont and Lufkin, Texas.

                                        The Company's principal executive
                                        offices are located at 11111 Wilcrest
                                        Green, Suite 350, Houston, Texas 77042
                                        and its telephone number is (713)
                                        783-0500. Further information regarding
                                        the Company is provided herein and in
                                        the Annual Report on Form 10-K being
                                        delivered with this Proxy Statement to
                                        the Company's shareholders.

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

-------------------------------------------------------------------------------
                                   THE MEETING


Time, Date and Place  ................. The  Meeting  will  be  held  at 3:00
                                        p.m., local time, on Friday, January 23, 1998, at Billy Blues Bar & Grill, 6025 Richmond, Houston, Texas, and at any adjournments or postponements thereof.

Record Date, Shares Entitled to Vote .. Holders of record of shares of the
                                        Company's Common Stock at the close of
                                        business on December 19, 1997 (the
                                        "Record Date"), are entitled to notice
                                        of and to vote at the Meeting.

                                        On such date, there were 14,163,230
                                        shares of Common Stock outstanding, each of which will be entitled to one vote. See "The Meeting."

Purpose of Meeting  ................... The  purpose of the  Meeting is (i) to adopt an amendment to the Company's
                                        Restated Articles of Incorporation
                                        increasing the number of authorized
                                        shares of Common Stock from 20,000,000
                                        to 100,000,000; (ii) to elect a board of five directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors have been duly elected and qualified; (iii) to ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 28, 1998; and
                                        (iv) to transact such other business as
                                        may properly come before the Meeting or
                                        any adjournments thereof. See "The
                                        Meeting."

Votes Required   ...................... The  favorable  vote of the holders of two-thirds of the outstanding shares
                                        of Common Stock present in person or
                                        by proxy at the Meeting is required
                                        for approval of Proposal One. For all
                                        other matters presented to the Meeting a majority vote is required for approval, except that with respect to the election of directors, the five individuals receiving the greatest number of votes shall be deemed elected even though not receiving a majority. See "The Meeting."


                                      - 5 -
-------------------------------------------------------------------------------

                                  PROPOSAL ONE
                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
         TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         On December 19, 1997, the Board of Directors unanimously adopted a resolution approving a proposal to amend the Restated Articles of Incorporation of the Company to increase the number of authorized shares of the Company's Common Stock from 20,000,000 to 100,000,000 (the "Amendment"). The text of the Amendment is set forth in Appendix A and incorporated herein by reference.

         If adopted, the Amendment would result in an increase in the number of shares of Common Stock available from 5,736,770 shares to 73,987,737 shares. Of the 5,736,770 currently available shares, only 1,487,737 shares are available for issuance, as a total of 4,249,033 shares have been reserved for issuance upon the conversion of debt, the conversion of Preferred Stock, the exercise of various outstanding warrants, and the exercise of options issued pursuant to the Company's Stock Compensation Plan. The Company currently does not have sufficient shares of Common Stock reserved and available to issue the 7,500,000 shares to Mr. Bombaywala pursuant to the Common Stock Rights he received under the Conversion and Offset Agreement (See "Certain Relationships and Related Transactions"). If adopted, the Amendment would allow the Company to issue the 7,500,000 shares to Mr. Bombaywala, while still maintaining 73,987,737 shares available for future issuance.

DESCRIPTION AND EFFECT OF AMENDMENT

         The Restated Articles of Incorporation currently authorize the issuance of 20,000,000 shares of Common Stock, $0.05 par value, of which 14,163,230 were issued and outstanding as of December 19, 1997, and 5,000,000 shares of Preferred Stock, $1.00 par value, of which 329,540 were issued and outstanding as of December 19, 1997.

         If the Amendment is adopted, the number of authorized shares of Common Stock will be increased from 20,000,000 to 100,000,000 as of the date on which the Amendment is filed with the Secretary of State of the State of Texas. The additional 80,000,000 authorized shares would be part of the existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. If adopted, neither the number of authorized shares nor the par value of the Preferred Stock will be affected by the Amendment.

         The Board of Directors believes that there is an insufficient number of shares of Common Stock available for effecting possible future transactions, including recapitalization and financing efforts. The Board of Directors believes that the increase in the authorized number of shares of Common Stock will increase the Company's flexibility in its recapitalization efforts and in meeting possible future financing requirements and other corporate needs as they arise. In addition, the increase will allow the Company to issue 7,500,000 shares of Common Stock to Ghulam M. Bombaywala, Chairman of the Board, Chief Executive Officer, President, and Director of the Company pursuant to the Common Stock Rights he received under the Conversion and Offset Agreement.

         All unissued shares of Common Stock authorized by the Company's Restated Articles of Incorporation, including the additional shares of Common Stock authorized by the Amendment, will be available for issuance at any time in the future at the discretion of the Board of Directors. Such future issuances will not require further shareholder approval, unless such approval is required by law or by the rules of any securities exchanges on which the Common Stock is then listed. Other than as previously described, the Company has no current arrangements, agreements, understandings or plans for the issuance of shares of Common Stock in connection with an offering or an acquisition.

         If additional shares of Common Stock are not authorized for issuance through the adoption of the Amendment, significant future issuances could not be effected without the expense and delay associated with soliciting further action by shareholders at a special or annual meeting. Holders of the Common Stock have no preemptive right to purchase or otherwise acquire any shares of the Common Stock that may be issued in the future.

         It is not anticipated that the Amendment, if adopted, will affect the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.

         The approval of the Amendment requires the affirmative vote of two-thirds of the outstanding shares of Common Stock.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDMENT.


                                  PROPOSAL TWO
                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of not less than three, nor more than fifteen, directors. The Board of Directors currently consists of five directors, Ghulam M. Bombaywala, Michael S. Chadwick, Nico B. Letschert, Sarosh J. Collector and Philip M. Mount. Each of the current directors is a nominee for re-election to the Board of Directors. The names, ages, positions and offices of each director, nominee and executive officer of the Company and their business experience is set forth below. Each of the Company's directors was elected as a director of the Company by the Company's shareholders at the Annual Meeting of Shareholders held on December 13, 1996. All directors are to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified. All nominees were designated by the Board of Directors.


EXECUTIVE OFFICERS AND DIRECTORS

                                                                                        Employed         Director
       Name                      Age                   Position                           Since           Since
       ----                      ---                   --------                         --------         --------
Ghulam Bombaywala                 41        Chairman of the Board, Chief Executive        1994             1994
                                               Officer, President, Chief Operating
                                               Officer, Secretary and Director
Michael S. Chadwick(1)            45        Director                                      N/A              1994
Nico B. Letschert(2)              42        Director                                      N/A              1994
Philip M. Mount                   39        Director                                      N/A              1994
Sarosh J. Collector(1)(2)         50        Director                                      N/A              1995

(1) Member of the Audit Committee of the Board of Directors.
(2) Member of the Compensation Committee of the Board of Directors.

         GHULAM BOMBAYWALA was elected as a director of the Company on August 5, 1994. Effective September 21, 1994, Mr. Bombaywala was elected Chairman of the Board of Directors and Chief Executive Officer of the Company. Effective July 10, 1997, Mr. Bombaywala was also elected President, Chief Operating Officer and Secretary of the Company. Since 1984, Mr. Bombaywala has served as sole director of Marco's. Mr. Bombaywala also served as President and Chairman of the Board of Directors of the publicly traded Two Pesos, Inc. from April 1990 to June 1993 when it was sold to Taco Cabana, Inc. Mr. Bombaywala is also a shareholder and President of the corporation owning the James Coney Island restaurants which serve hot dogs and chili. Mr. Bombaywala serves on the Board of Directors of the Sam Houston Area Boy Scouts of America, the National Conference of Christians and Jews, and the United Way of Texas Gulf Coast.

         MICHAEL S. CHADWICK has served as a director of the Company since August 1994. Mr. Chadwick serves on the Audit Committee of the Board of Directors. Mr. Chadwick is Senior Vice President and a Managing Director of the Corporate Finance Department of Sanders Morris Mundy Inc., a Houston-based financial services and investment banking firm. From 1988 to August 1994, Mr. Chadwick served as President and Co-Owner of Chadwick, Chambers & Associates, Inc., an investment and merchant banking firm specializing in corporate finance services. From 1984 to 1988, Mr. Chadwick served as Vice President, Corporate Finance at Lovett Mitchell Webb & Garrison, Inc., a Houston-based investment banking firm. Mr. Chadwick has been engaged in investment banking since 1978. Mr. Chadwick presently serves on the Board of Directors of Blue Dolphin Energy Company and Brazos Sportswear, Inc., both publicly traded corporations, and Moody-Price Inc., a privately held concern. Mr. Chadwick received an M.B.A. in finance from Southern Methodist University and a B.A. degree in economics from the University of Texas.

         NICO B. LETSCHERT was elected to the Board of Directors in September 1994 and serves as a member of the Compensation Committee of the Board of Directors. Mr. Letschert is the CEO of Noesis Capital Corp., a Florida-based investment banking and money management firm. From 1984 until July 1995, Mr. Letschert was President of Noble Investment Co. of Palm Beach. A native of The Netherlands, Mr. Letschert began his career on the Amsterdam Stock Exchange before relocating to the U.S. and becoming involved with venture capital and corporate finance. Mr. Letschert received his degree from the Dutch Institute for Banking and Finance and is a Certified Financial Planner. He also serves on the Board of Directors of the following publicly traded corporations: Celerity Solutions, Inc., Futuremedia PLC and PSI Industries, Inc.

         PHILIP M. MOUNT has been a director of the Company since August 5, 1994 and is a partner with the law firm of Kelly, Sutter, Mount & Kendrick. Mr. Mount has engaged in the practice of law in Houston, Texas since 1983. Mr. Mount's principal areas of practice are corporate finance and securities. Mr. Mount received his B.B.A. with honors from the University of Texas at Austin in 1980 and a J.D. from the University of Houston College of Law in 1983. From August 1990 until its acquisition in 1993, Mr. Mount served as a director and a member of the Compensation and Executive Committees of Two Pesos, Inc., a publicly traded Houston, Texas based restaurant company.

         SAROSH J. COLLECTOR has been a director of the Company since March 17, 1995 and currently serves as a member of the Audit and Compensation Committees of the Board of Directors. Mr. Collector is a certified public accountant and has served as President of the accounting firm of Collector, Dart & Moore P.C. since 1987. From 1986 to 1987, Mr. Collector was a manager with the accounting firm of Spicer & Oppenheim, and from 1981 to 1986 served as a partner with the accounting firm of Malow Cohen & Co. Mr. Collector's principal areas of practice are taxation, business consulting and business valuation. Mr. Collector also served as a director of Two Pesos, Inc., a publicly traded corporation, from April 1990 to August 1993.


COMMITTEES AND FEES

         The Board of Directors of the Company has established an Audit Committee and a Compensation Committee. The purpose of the Audit Committee is to review and make recommendations to the Board of Directors with respect to the engagement of the Company's independent public accountants, reviewing with such accountants the plans for and the results and scope of the auditing engagement and certain other matters relating to the services provided to the Company, including the independence of such accountants. The Audit Committee held no meetings during the fiscal year ended June 29, 1997. However, the Audit Committee met in August 1997 and approved a change of principal independent accountants for the fiscal year 1997 audited financial statements. Mann Frankfort Stein & Lipp, P.C. was engaged as the Company's principal independent accountant to replace Coopers & Lybrand, L.L.P. who resigned on August 20, 1997.

         The Compensation Committee reviews on behalf of, and makes recommendations to, the Board of Directors with respect to compensation of executive officers and key employees of the Company and administers the Company's Stock Compensation Plan. All actions undertaken by the Compensation Committee during the last fiscal year were effected by unanimous consent in lieu of holding scheduled or special meetings.

         Each director who is not an employee of the Company is entitled to be paid $250 for each meeting of the Board of Directors attended (exclusive of telephonic meetings) and $250 for each meeting of a Committee of the Board of Directors attended (exclusive of committee meetings occurring on the same day as Board Meetings), and are reimbursed for expenses incurred in attending such meetings. Directors who are employees of the Company are not paid any additional compensation for attendance at Board of Directors or Committee meetings. During fiscal 1997, the Directors chose to forego any compensation for attending meetings. During fiscal 1997, the Board of Directors held its annual meeting on December 13, 1996, conducted meetings in September 1996, April 1997 and May of 1997, and approved actions undertaken by management of the Company on various occasions by unanimous written consent.


SECTION 16 REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission (the "Commission").

         Based solely on its review of the copies of such report forms received by it with respect to fiscal year 1997, or written representations from certain reporting persons, the Company believes that filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have not been timely complied with in accordance with Section 16(a) of the Exchange Act as follows. Sarosh J. Collector, a director of the Company, failed to timely file a Form 4 in August of 1996. Angelo Pitillo, a former executive officer and director of the Company, failed to timely file a Form 4 in August 1996, January 1997 and July 1997 for one transaction each. Thomas Buckley, a former executive officer of the Company, failed to timely file a Form 4 in August 1996, January 1997 and July 1997 for a total of six transactions (two each). In addition, all directors and executive officers of the Company (except Ghulam Bombaywala, who was not required to file a Form 5) each failed to timely file Form 5 - Annual Changes in Beneficial Ownership of Securities for fiscal 1997. All late reports were filed in September and October of 1997.


EXECUTIVE COMPENSATION

SUMMARY COMPENSATION INFORMATION. The following table sets forth certain information regarding all cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as other compensation paid or accrued, during the Company's fiscal year ended June 29, 1997, to the Company's Chief Executive officer and to those other executive officers who received salary and bonus compensation in excess of $100,000 during the fiscal year (the "named executive officers").



                    [This space is intentionally left blank.]

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term Compensation
                                               Annual Compensation                   Awards             Payouts
                                        ----------------------------       ---------------------------  -------
                                                                            Restricted     Securities
                                                             Other Annual     Stock        Underlying      LTIP    All Other
                                                            Compensation(2)  Award(s)    Options/SARs(3) Payouts Compensation
Name and Principal Position      Year   Salary($)  Bonus($)       ($)          ($)            (#)          ($)       ($)
---------------------------      ----   ---------  -------- -------------  -----------   ---------------  ------  ---------
Ghulam Bombaywala, Chairman of   1997   $60,000(1) $60,000(1)   $ -0-         $ -0-           -0-          -0-      $ -0-
  the Board and Chief Executive  1996      -0-       -0-          -0-           -0-           -0-          -0-        -0-
  Officer                        1995      -0-       -0-          -0-           -0-           -0-          -0-        -0-

Angelo Pitillo, former President 1997   $150,000   $ -0-        $ -0-         $ -0-         80,000         -0-      $ -0-
  and Chief Operating Officer(4) 1996    150,000     -0-          -0-           -0-           -0-          -0-        -0-
                                 1995    121,154     -0-          -0-           -0-        250,000         -0-        -0-

(1) Includes salary or bonus amounts earned but deferred at the officer's election.
(2) Excludes certain incidental perquisites, the total of which did not exceed the lesser of $50,000 or 10% of cash compensation for any named individual.
(3) Incentive stock options to acquire shares of Common Stock pursuant to the Company's Stock Compensation Plan.
(4) Mr. Pitillo resigned as President, Chief Operating Officer and Director in June 1997. Mr. Pitillo has a consulting agreement and severance beginning in fiscal 1998 of $4,167 per month for twelve months along with 180,000 common stock warrants exercisable at $.50 per warrant until expiration on June 30, 1999.

OPTION GRANTS DURING FISCAL YEAR 1997

         The following table provides information related to options to acquire shares of Common Stock granted to the Chief Executive Officer and the other named executive officers of the Company referenced in the Summary Compensation Table, above, during fiscal year 1997. The Company does not have any outstanding Stock Appreciation Rights ("SARs").


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                 Potential Realizable
                                                                                                   value at assumed
                                                                                                 annual rates of stock
                                                                                                   price appreciation
                                                                                                    for option term
                        Number of Securities    % of Total Options/      Exercise or             ---------------------
                        Underlying Options/       SARs Granted to        Base Price   Expiration
Name                     SARs Granted (#) (1) Employees in Fiscal Year   ($/Sh)(2)       Date      5%($)     10%($)
----                    --------------------- ------------------------   -----------  ----------   -----     ------
Ghulam Bombaywala.....          -0-                   -0-%                N/A            N/A        N/A       N/A
Angelo Pitillo........        80,000                   40%               $ .50          08/01       $-0-      $-0-

 (1) Incentive stock options to acquire shares of Common Stock granted pursuant to the Company's Stock Compensation Plan. Options issued to Mr. Pitillo vest at 100% commencing six months from the date of the original grant (August 1996), are nontransferable and are subject to termination under certain conditions upon cessation of employment. On his resignation date, June 25, 1997, these options, along with all other options granted to Mr. Pitillo, were canceled and Mr. Pitillo was granted 180,000 Common Stock warrants exercisable at $.50 per warrant until expiration on June 30, 1999.

 (2) The exercise price per share of each option granted in 1997 was equal to or greater than 100% of the fair market value of the Common Stock on the date of grant pursuant to the requirements of the Stock Compensation Plan.


Option Exercises and 1997 Fiscal Year End Holdings

         The following table sets forth information with respect to options exercised by named executive officers of the Company referenced in the Summary Compensation Table, above, during fiscal year 1997 and the number and value of options held at fiscal year end.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            Number of Securities        Value of Unexercised
                                                           Underlying Unexercised     In-the-Money Options/SARs
                                                          Options/SARs at FY-End(#)        At FY-End($)(1)
                        Shares Acquired                   --------------------------  -------------------------
Name                     On Exercise(#)  Value Realized($) Exercisable Unexercisable  Exercisable  Unexercisable
----                    ---------------  ----------------- ----------- -------------  -----------  ------------
Ghulam Bombaywala......        -0-            $ -0-            -0-          -0-            N/A          N/A
Angelo Pitillo.........        -0-              -0-            -0-          -0-          $ -0-         $ -0-

---------------

(1) The closing bid price for the Company's Common Stock as reported by NASDAQ SmallCap Market on June 29, 1997 was $0.25 per share. The indicated value is calculated on the basis of the difference between the option exercise price per share and $0.25, multiplied by the number of shares of Common Stock underlying each option.


REPORT ON REPRICING OF OPTIONS/SARS

         In June 1997, Angelo Pitillo, former President, Chief Operating Officer and Director of the Company resigned. At the time of his resignation, Mr. Pitillo had 100,000 and 80,000 vested Common Stock options exercisable at $1.00 per share and $.50 per share, respectively. The Board of Directors determined that it was in the best interest of the Company to enter into a consulting agreement with Mr. Pitillo to provide incentive to him to continue to assist the Company during the transition phase following his resignation. The consulting agreement provides for monthly payments to Mr. Pitillo of $4,167.00 per month for one year and 180,000 Common Stock warrants exercisable at $.50 per warrant (which was above the market price of the Common Stock on June 25, 1997, the date of his resignation) until expiration on June 30, 1999. Mr. Pitillo's 180,000 vested Common Stock options were canceled at that time.

                        TEN-YEAR OPTION/SAR REPRICINGS

-----------------------------------------------------------------------------------------------------------------
                                                       PER SHARE
                                          NUMBER OF     MARKET                                     LENGTH OF
                                          SECURITIES   PRICE OF      EXERCISE                    ORIGINAL OPTION
                                          UNDERLYING   STOCK AT      PRICE AT          NEW      TERM REMAINING AT
                                           OPTIONS      TIME OF       TIME OF        EXERCISE   DATE OF REPRICING
     NAME                   DATE          REPRICED     REPRICING     REPRICING        PRICE       OR AMENDMENT
-----------------------------------------------------------------------------------------------------------------
Angelo Pitillo,       December 29, 1994     250,000       $2.00          $4.63        $2.00       58 months
  President                                   (1)
-----------------------------------------------------------------------------------------------------------------
Angelo Pitillo,       May 17, 1996          250,000       $0.75          $2.00        $1.00       43 months
  President                                   (1)
-----------------------------------------------------------------------------------------------------------------
Angelo Pitillo,       August 1, 1996        80,000      $0.50 (1)        $0.50        $0.50       61 months
  President                                   (1)                                      (1)
-----------------------------------------------------------------------------------------------------------------

(1) All options were canceled June 25, 1997 and replaced with Common Stock warrants exercisable at $.50 per warrant until expiration on June 30, 1999.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Company is comprised of two persons selected by the Board of Directors. Throughout fiscal 1997, Nico B. Letschert and Sarosh J. Collector served on the Compensation Committee. Nico B. Letschert was the President of Noble Investment Co. of Palm Beach ("Noble") and is the Chief Executive Officer of Noesis Capital Corp. ("Noesis"). Sarosh J. Collector is a certified public accountant and President of the Houston based accounting firm of Collector, Dart & Moore, P.C. Through May 1997, Philip M. Mount served on the Compensation Committee. Mr. Mount is a shareholder of Kelly, Sutter, Mount & Kendrick, P.C. ("KSMK"), a Houston based law firm. In May 1997, Mr. Mount resigned from the Compensation Committee.

         During fiscal 1995, 1996, and 1997 KSMK rendered legal services as counsel to the Company. In June 1995, the Company issued 100,000 shares of Common Stock to KSMK as partial payment for outstanding invoices. In February 1996, the Company issued an additional 100,000 shares of Common Stock to KSMK as partial payment for legal services. Mr. Mount disclaims any beneficial ownership in the shares issued to KSMK. During fiscal 1997, KSMK returned 100,000 shares in exchange for cash of $1.50 per share and the agreement of the Company to pay the balance owed to KSMK in monthly installments in the ordinary course of business.

         In December 1994, in connection with the offering of the Company's $3 million 12% Subordinated Notes, Sanders Morris Mundy, Inc. ("SMM") received approximately $250,000 as a placement fee. Also in connection with the offering, the Company entered into an eighteen month advisory agreement with SMM calling for payments of $10,000 per month and issued warrants to purchase 150,000 shares of common stock at an exercise price of $2.50 per share which expire on December 31, 1999. Mr. Chadwick, Senior Vice President and a Managing Director of Corporate Finance of SMM, and a director of the Company, was assigned 45,000 of the warrants by SMM. In July 1997, the payment terms of the Subordinated Notes were extended, the advisory agreement was extended through December 1997 and the exercise price of the warrants was reduced to $.25 per share.

         Noble Investment Co. of Palm Beach received approximately $191,880 in commissions and a nonaccountable expense allowance in connection with the Company's 1995 Reg S Offering. Also in connection with the offering, the Company issued to Noble warrants to purchase 71,250 shares of Common Stock at an exercise price of $3.00 per share, which expired on May 31, 1997. Subsequent to issuance, the warrants were assigned to Mr. Letschert, a director of the Company.


EMPLOYMENT CONTRACTS

         Effective July 1, 1994, the Company entered into an employment agreement (the "Bombaywala Agreement") with Ghulam Bombaywala, Chairman of the Board, Chief Executive Officer and a director of the Company. Under the terms of the Bombaywala Agreement, Mr. Bombaywala is entitled to receive an annual salary of $60,000 plus annual cost of living increases. In addition, Mr. Bombaywala is entitled to receive a bonus in an amount based on such factors as the Board of Directors of the Company may elect to consider. Mr. Bombaywala has elected to defer any salary or bonus due and owing to him under this agreement for fiscal 1997 for an indefinite period of time. The Bombaywala Agreement also provides for health, medical and life insurance benefits and allows participation in the Company's employee benefit plans. The Bombaywala Agreement expired April 30, 1997, however, during the second quarter of fiscal 1998, the Board of Directors approved a one year extension of the Bombaywala Agreement, increased Mr. Bombaywala's base salary to $120,000 and awarded Mr. Bombaywala a bonus of $60,000 for fiscal 1997. Although Mr. Bombaywala elected to defer receipt of this bonus for an indefinite period of time, he has elected to receive his salary in fiscal 1998. The Bombaywala Agreement contains provisions for employment on a full time basis, as well as payments upon termination and payment of bonuses. The non-competition provisions of the Bombaywala Agreement provide that upon termination, Mr. Bombaywala will not engage or participate in a barbecue or Mexican restaurant business within a radius of ten miles of any existing or proposed barbecue or Mexican restaurant owned, licensed, managed or operated by the Company for a period of twelve months beginning on the date of termination of the Bombaywala Agreement.

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee, currently consisting of Messrs. Collector and Letschert, determines the compensation of the Company's executive officer, Mr. Bombaywala (C.E.O.).

         Mr. Bombaywala decided to waive any salary or bonus in fiscal 1995 and fiscal 1996 due to the fact that the Company has been and is in the process of a "turnaround." For fiscal 1997, Mr. Bombaywala deferred a salary of $60,000 per year and a bonus of $60,000 for an indefinite period of time. Mr. Bombaywala owns 6,558,889 shares of the Company's Common Stock or approximately 43.8% of the outstanding shares. Included in this calculation is the following: Mr. Bombaywala received warrants with the right to purchase 222,222 shares of the Company's common stock at a price of $1.00 per share, which were subsequently repriced to $.25 per share, issued in connection with the issue of the 12% Subordinated Notes in December 1994. When Mr. Bombaywala converted his 12% Subordinated Note to the 11% Convertible Subordinated Note he received warrants with the right to purchase 50,000 shares of the Company's Common Stock at $1.50 per share. As incentive to Mr. Bombaywala for converting his note, his 222,222 warrants were not canceled. Not included in the above calculation is the following: Mr. Bombaywala received 7,500,000 common stock rights at a value of $.50 per share in connection with the Conversion and Offset Agreement in May 1997. See "Certain Relationships and Related Transactions". The Compensation Committee believes that Mr. Bombaywala is very motivated due to his stock ownership and commitment to the Company to represent the interests of all stockholders and maximize the performance of the Company. The Compensation Committee agreed with Mr. Bombaywala's decision to forego any salary or bonus during fiscal 1995 and 1996. The compensation which would have been payable to Mr. Bombaywala through April 1997 was determined by the Bombaywala Agreement, which was negotiated between the Company and Mr. Bombaywala when Marco's was acquired in fiscal 1994.

         The Compensation Committee plans to use the Company's Common Stock to retain and provide incentive to the Company's key employees. The Board of Directors believes that significant stock ownership is a major factor in aligning the interests of management and shareholders.



                    [This space is intentionally left blank.]

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

         The graph set forth below compares the cumulative total shareholder return on the Company's Common Stock commencing on June 30, 1992 and ending on June 29, 1997 against the cumulative total return of the Nasdaq Stock Market and a peer group consisting of certain Nasdaq Stocks whose business activities fall within the same standard industrial classification code as the Company. The graph assumes a $100 investment in the Company's Common Stock and that all dividends paid by companies in each index were reinvested.


                            TOTAL SHAREHOLDER RETURNS
                            -------------------------

  DOLLARS
  -------
    275  ---------------------------------------------------------------
                        <>                                            []
    250  ---------------------------------------------------------------

    225  ---------------------------------------------------------------
                                                          []
    200  ---------------------------------------------------------------

    175  ---------------------------------------------------------------
                                              []
    150  ---------------------------------------------------------------
                                   <>                     /\
    125  --------------[]/\--------[]-----------------------------------
                                   /\         /\                      /\
    100  --<>[]/\-------------------------------------------------------

     75  ---------------------------------------------------------------
                                              <>
     50  ---------------------------------------------------------------

     25  ---------------------------------------------------------------
                                                          <>          <>
      0  ===============================================================
           JUN92      JUN93      JUN94       JUN95      JUN96      JUN97

                                 YEARS ENDING

        --<>-- WATERMARC FOOD MGMT CO --[]-- NASDAQ --/\-- PEER GROUP


                                        PREPARED BY STANDARD & POOR'S COMPUSTAT
                                             CUSTOM PRODUCTS DIVISION - 11/7/97

                           TOTAL SHAREHOLDER RETURNS
                           -------------------------
                              DIVIDENDS REINVESTED

                           ANNUAL RETURN PERCENTAGE
                                 Years Ending

COMPANY NAME / INDEX                JUN93     JUN94       JUN95     JUN96          JUN97
-------------------------------------------------------------------------------------------
WATERMARC FOOD MGMT CO             154.29    -44.94      -60.21    -64.10         -67.89
NASDAQ                              25.79      0.96       33.48     28.38          21.59
PEER GROUP                          25.44    -10.34        5.90     19.35         -19.85

                               INDEXED RETURNS
                                 Years ending

                         BASE
                         PERIOD
COMPANY NAME / INDEX     JUN92      JUN93      JUN94       JUN95       JUN96       JUN97
----------------------------------------------------------------------------------------
WATERMARC FOOD MGMT CO    100      254.29     140.00       55.70       20.00        6.42
NASDAQ                    100      125.79     127.00      169.52      217.63      264.62
PEER GROUP                100      125.44     112.46      119.10      142.15      113.93

                                         PREPARED BY STANDARD & POOR'S COMPUSTAT
                                           CUSTOM PRODUCTS DIVISION - 11/6/97

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In the fourth quarter of fiscal 1997 the Company sold Pete's Hospitality Co., Inc., ("Pete's") a wholly-owned subsidiary, pursuant to a Stock Purchase Agreement, to Angelo Pitillo, former President, Chief Operating Officer and director of the Company. Mr. Pitillo acquired all of the issued and outstanding shares of Pete's in exchange for a promissory note of Pete's payable to the Company in the principal amount of $300,000 (the "Pete's Note"). The Pete's Note accrues interest at the rate of 10% per annum over approximately five years. The Pete's Note is secured by assets of Pete's. The Company recorded a loss of approximately $750,000 on the transaction.

         In August 1996, the Company sold for $350,000 previously mortgaged real property located at the Victoria, Texas Marco's Restaurant location to the Bombaywala Family Trust ("The Trust"). The Trust was established by Mr. Bombaywala's father, M.U. Bombaywala, for the purpose of his grandchildren's education. The real property and certain assets are now being leased by the Company from the Trust. The Trust also owns the real property on which one of the Company's Pasta Co. Restaurants is located, having purchased it from an unaffiliated third party. The Trust leases this property to the Company. The Company believes that both leases are at rates comparable to those which could be attained from unrelated third parties.

         In April 1997, the Company agreed to sell equipment associated with three new restaurants to Mr. Bombaywala and lease the assets back. The three restaurants were opened in the second and fourth quarters of fiscal 1997. The Company believes that the selling price of $750,000 and the lease rate are comparable to those which could be attained from an unrelated third party. There was no gain or loss to the Company on this transaction.

         On July 31, 1994, Ghulam Bombaywala, Chairman of the Board and Chief Executive Officer of the Company, executed a promissory note in the principal amount of $2,175,310 made payable to Marco's (the "Bombaywala Note"). The Bombaywala Note accrues interest at the rate 6% per annum until maturity, with accrued interest being payable annually on the 1st day of July of each year for which a principal balance is due and owing. The principal balance of the Bombaywala Note is due as follows: $200,000 on July 31, 1996, 1997 and 1998, with all remaining principal and interest due and owing under the Bombaywala Note to be paid in full on July 31, 1999. The Bombaywala Note is secured by the securities more particularly set forth in that certain Pledge and Security Agreement entered into by and between Marco's and Mr. Bombaywala on July 31, 1994. In September of 1995, the Company's Board of Directors voted to defer the interest payment due July 1, 1995 until December 31, 1995. During fiscal 1997, the principal amount due under the Bombaywala Note was reduced by $819,202 pursuant to a Conversion and Offset Agreement further described below. During 1997, the Company earned interest of $123,877 on the note receivable from Mr. Bombaywala and was charged interest of $123,757 on various notes payable to him. The interest receivable and payable, together with interest receivable at June 30, 1996 of $94,974 were offset with a remaining receivable from Mr. Bombaywala of $95,093 outstanding at June 29, 1997.

         On June 17, 1992, the Company loaned William J. Gallagher, a former officer and director of the Company, $53,000 evidenced by an unsecured promissory note providing for interest at prime. The note was renewed on June 17, 1993, whereby the principal balance due under the note was increased to $124,000 to include additional advances made by the Company during fiscal 1993. The principal balance of the note accrues interest at the rate of 6% per annum, with accrued interest being due and payable annually on July 1. The entire principal balance is due and payable on July 1, 1999. The note is an unsecured debt obligation of Mr. Gallagher to the Company. The interest payments due July 1, 1995, 1996 and 1997 had not been made by Mr. Gallagher as of October 1, 1997.

         On June 30, 1994, John H. Coleman, III, a former officer and director of the Company, executed a promissory note in the principal amount of $31,291 for the purpose of evidencing a debt obligation resulting from advances made by the Company to Mr. Coleman during fiscal 1994. The principal amount of the note accrues interest at the rate of 6% per annum and is due and payable on the first day of July for each year the principal balance remains outstanding. The principal balance of the note is due and payable in full on July 1, 1999. The note is an unsecured debt obligation of Mr. Coleman to the Company. The interest payments due July 1, 1995 and 1996 were not made by Mr. Coleman. Mr. Coleman was also the plaintiff in a lawsuit against the Company. As part of the settlement of this lawsuit, this note was canceled.

         Mr. Bombaywala has an ownership interest in and participates in the management of other businesses, including the Houston-based James Coney Island restaurant chain.

PASTA CO. ACQUISITION

         On September 7, 1995, the Board of Directors of the Company approved the acquisition of all of the issued and outstanding shares (the "Shares") of Pasta Co. from Mr. Bombaywala, the sole stockholder and director of Pasta Co. On September 14, 1995, the Company, Mr. Bombaywala, and Pasta Co. entered into an Agreement and Plan of Merger (the "Merger Agreement") which provided for the merger of Pasta Co. with and into the Company as the surviving corporation (the "Merger"). The principal assets of Pasta Co. consisted of its ownership of ten (10) restaurants in Houston, Texas.

         In consideration for the Shares, Mr. Bombaywala received 1,666,667 shares of the Company's Common Stock (the "Merger Shares") and two promissory notes in the aggregate principal amount of $3,750,000 (the "Notes"). The Merger Shares were valued at $1.78 per share which was the market value of the Common Stock on the date of the Merger. The total share consideration paid to Mr. Bombaywala was $2,966,667; however, as provided below, a portion of the Merger Shares was subject to future release and earn out. In addition, the Company assumed approximately $3.6 million of liabilities and indebtedness of Pasta Co. outstanding as of January 26, 1996 and issued the Notes in the principal amount of $3,750,000.

         Although not required by law, the Board of Directors of the Company elected to submit the Merger to its independent shareholders for approval at its Annual Meeting of Shareholders which was held January 9, 1996. Mr. Bombaywala, who then owned 4,620,000 shares of the Company's Common Stock, or 41.6%, excluding the Merger Shares, did not vote on the Merger at the Annual Meeting. The Merger was approved, and the effective date of the Merger (the "Effective Date") was January 26, 1996. As of the

Escrow Closing Date of September 14, 1995, the Company was granted the right to manage Pasta Co. and received a management fee of three percent (3%) of the gross revenues of Pasta Co. through the Effective Date. Such fees amounted to approximately $137,000.

         The Merger Shares were restricted securities with demand and incidental registration rights. A total of 350,000 Merger Shares were subject to a Development Escrow Agreement which provided for the earnout and release of such shares based upon (i) the opening of five additional Pasta Co. Restaurants on or before December 31, 1996 at an average cost not to exceed $400,000 per restaurant, or (ii) the share price for the Company's Common Stock exceeding $5.00 per share for any ten consecutive business days on or before June 30, 1996 or $7.00 per share on or before June 30, 1997. The Company completed the opening of the five additional Pasta Co. Restaurants before December 31, 1996 and, therefore, the Merger Shares have been released to Mr. Bombaywala.

         The Notes consisted of (i) a promissory note from Pasta Co. in the principal amount of $2,750,000, bearing interest at 10% per annum, and due and payable on September 15, 2002, subject to certain mandatory prepayment provisions, and (ii) a promissory note from Pasta Co. in the principal amount of $1,000,000 bearing interest at 10% per annum, the principal amount of which, subject to certain mandatory prepayment provisions, was due and payable in two equal annual installments on December 31, 1996 and December 31, 1997. Quarterly payments of interest were due and payable on the Notes on the 15th day of December, March, June and September of each year the Notes were outstanding. Commencing September 15, 2000, the outstanding principal on the $2,750,000 Note was to be amortized and paid in quarterly installments over the remaining two year term. The Notes required mandatory prepayment in the amount of and to the extent of (i) fifty percent of the proceeds from any public offering received by the Company, and (ii) proceeds from private financings in excess of $1,000,000 received by the Company. Mr. Bombaywala agreed to defer or offset any and all principal and interest until July 1997. The Company incurred $392,337 in interest expense on the Notes. In connection with the Conversion and Offset Agreement, Mr. Bombaywala forgave such interest which has been recorded as a contribution to capital.

         On the Effective Date, a promissory note of Pasta Co. to Mr. Bombaywala in the principal amount of $1,260,000 was paid by the Company. Payment was made as follows: $150,000 in cash, transfer of ownership of real estate valued at $515,000 and a note to Mr. Bombaywala in the amount of $595,000. Mr. Bombaywala received an additional note from the Company in the amount of $224,202 for other obligations of Pasta Co. arising prior to the Effective Date (the $595,000 note and the $224,202 note are collectively referred to as "Additional Pasta Co. Notes").

         All of the above-referenced notes of the Company to Mr. Bombaywala were secured by a guarantee of the Company, a pledge by the Company of all issued and outstanding shares of Pasta Co. and a security interest in all of the assets relating to the first ten restaurants opened by Pasta Co. The lien of Mr. Bombaywala was junior to any prior liens granted by Pasta Co. on or before the Effective Date.

         On May 15, 1997, Mr. Bombaywala and the Company entered into a Conversion and Offset Agreement whereby the $3,750,000 of debt evidenced by the Notes was converted to 7,500,000 Common Stock Rights (the "Rights"). Each of the Rights shall automatically convert to one share of the Company's Common Stock at a later date, without further action or consideration by Mr. Bombaywala, assuming the Company has a sufficient number of shares authorized and freely issuable. In exchange for the Rights, Mr. Bombaywala forgave the Notes. A value of $.50 per share was determined by the Board of Directors in connection with the conversion. The Company's proposal to increase its authorized Common Stock to a sufficient level will enable it to issue all of the shares.

         The Company also agreed with Mr. Bombaywala to offset the $819,202 represented by the additional Pasta Co. Notes payable to Mr. Bombaywala in connection with the acquisition of Pasta Co. against the Bombaywala Note receivable from Mr. Bombaywala in connection with the Marco's merger acquisition.

         In May of 1995, the Company began factoring accounts receivable through Catalyst Financial Co., ("Catalyst") paying factoring fees of approximately $19,000 in fiscal 1995 and $75,000 in fiscal 1996. The Company believes that the fees paid were comparable to those that would be charged by a competing factoring company. Mr. Bombaywala is a principal of Catalyst.

         The Company acquired 240,000 shares (the "CluckCorp Shares") of the outstanding common stock, $.01 par value of CluckCorp International, Inc., a Texas corporation ("CluckCorp") on June 30, 1994 upon the conversion of, and as partial payment for, a promissory note of CluckCorp owed to the Company in the principal amount of $800,000 (the "CluckCorp Note") issued in June 1993 and in exchange for certain other advances owed to the Company. The CluckCorp Note had a maturity date of June 30, 1998, and was payable, at the option of CluckCorp, in whole or in part, in cash or with Common Stock of CluckCorp. During 1994 CluckCorp repaid a portion of the CluckCorp Note in cash and the remaining portion of the CluckCorp Note and certain advances were paid with the CluckCorp Shares. The Company subsequently sold the CluckCorp Shares to JEB Investment Corporation, a Texas corporation ("JEB") in exchange for a $1,800,000 promissory note executed by JEB as maker (the "JEB Note") bearing interest at 9% per annum, payable annually, with a final maturity date of June 30, 1996. The JEB Note was secured by the CluckCorp Shares pursuant to a Pledge Agreement. JEB defaulted on the payments required under the JEB Note. In May 1997, JEB and the Company executed an agreement whereby JEB relinquished all right, title and interest in the CluckCorp Shares to the Company pursuant to the Company's foreclosure rights in consideration for the Company relinquishing all of its rights under the JEB Note. The Company sold the CluckCorp Shares during the first and second quarters of fiscal 1998.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of October 1, 1997, by (i) each person who beneficially owns 5% or more of the Common Stock, (ii) each Director and named executive officer of the Company, and (iii) all officers and Directors of the Company as a group. Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to such shares.

                                                      Shares Beneficially Owned
                                                      -------------------------
Name of Beneficial Owner                                Number          Percent
------------------------                                ------          -------
Ghulam Bombaywala(1)                                  6,558,889          43.8%
Thomas J. Buckley                                        12,584              *
Michael S. Chadwick(2)(6)                               124,444              *
Nico B. Letschert(3)(6)                                 311,554           2.1%
Philip M. Mount(4)(6)                                    37,222              *
Sarosh J. Collector(5)(6)                                24,000              *
All officers and directors as a group (5 persons)(7)  7,051,109          47.1%

* Indicates ownership of less than or equal to one percent of the outstanding Common Stock of the Company.
(1) Mr. Bombaywala's address is 11111 Wilcrest Green, Suite 350, Houston, Texas 77042. Includes warrants to purchase 222,222 shares of Common Stock issued in connection with the Company's Subordinated Notes. Includes warrants to purchase 50,000 shares of Common Stock issued in connection with the Company's 11% Convertible Subordinated Notes. It does not include 7,500,000 share rights to receive Common Stock issued in connection with the Company's Conversion and Offset Agreement. These shares are issuable only after authorization of additional shares of Common Stock.
(2) Mr. Chadwick's address is 3100 Texas Commerce Tower, Houston, Texas 77002. Includes warrants to purchase 89,444 shares of Common Stock issued in connection with the Company's Subordinated Notes.
(3) Includes 97,000 Series A Warrants, which may be converted into 97,000 shares of Common Stock upon payment of the $6.50 exercise price. Includes warrants to purchase 45,000 shares of Preferred Stock, which Preferred Stock is convertible into 56,250 shares of Common Stock. Includes warrants to purchase 45,000 shares of Common Stock originally issued to Noble under the terms of the 1993 Regulation S offering and subsequently assigned to Mr. Letschert. Includes 21,000 shares of Common Stock issuable to Mr. Letschert upon the conversion of $105,000 in Debenture principal at a conversion ratio of one share of Common Stock for each $5.00 in principal converted. Mr. Letschert may acquire Debentures in the principal amount of $105,000 upon the exercise of warrants originally granted to Noble as placement agent for the Company's offering of Debentures and subsequently assigned to Mr. Letschert. Includes warrants to purchase 71,250 shares of Common Stock at $3 per share. Also includes 10,000 Series A Warrants which entitle Mr. Letschert to acquire 10,000 shares of Common Stock upon the payment of the exercise price of $6.50 per share. Mr. Letschert's address is 1801 Clint Moore Road, Suite 100, Boca Raton, Florida 33487.
(4) Mr. Mount's address is 1600 Smith, Suite 3700, Houston, Texas 77002. Includes warrants to purchase 22,222 shares of Common Stock issued in connection with the Company's Subordinated Notes.
(5) Mr. Collector's address is 3000 Richmond Avenue, Suite 270, Houston, Texas 77002.
(6) Includes options to purchase 15,000 shares of Common Stock granted under the Company's Outside Director's Stock Option Plan.
(7) Does not include former Chief Financial Officer (resigned July 1997) Tom Buckley's 12,584 shares or former President (resigned June 1997) Angelo Pitillo's 12,382 shares owned.

                                 PROPOSAL THREE
                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                 FOR FISCAL 1998


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On August 20, 1997, Coopers & Lybrand L.L.P. resigned as the Company's principal independent accountant (hereafter referred to as "former principal accountant"). The former principal accountant's report dated September 27, 1996 on the Company's financial statements for the fiscal years ended June 30, 1996 and July 2, 1995 was unqualified.

         The decision to change accountants was approved by the Audit Committee of the Company's Board of Directors.

         During the Company's fiscal years ended July 2, 1995 and June 30, 1996 and the subsequent interim period through August 20, 1997 preceding the former principal accountant's August 20, 1997 resignation, there were no disagreements or reportable events with the former principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         On August 26, 1997, the Company engaged Mann Frankfort Stein & Lipp, P.C. as its new principal accountant to audit the Company's financial statements for the fiscal year ended June 29, 1997.


RATIFICATION OF ACCOUNTANTS

         Although shareholder ratification and approval of the selection of Mann Frankfort Stein & Lipp, P.C. as independent public accountants to audit the Company's consolidated financial statements for fiscal 1998 is not required by law or otherwise, in keeping with the Company's policy that its shareholders should be entitled to a voice in this regard and as a matter of good corporate practice, the Board of Directors is seeking ratification of this appointment. If the appointment is not ratified, the Board of Directors must then determine whether to appoint other auditors prior to the end of the current fiscal year, and in such case, the opinions of shareholders will be taken into consideration.

         Mann Frankfort Stein & Lipp, P.C. expects to have representatives present at the Meeting who will have the opportunity to make a statement, if they desire to do so, and who will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with the requirements of the Securities and Exchange Commission. Should a shareholder intend to present a proposal at the Company's Annual Meeting following the fiscal year ending June 28, 1998, the proposal must be in writing and received by the Company's Corporate Secretary at 11111 Wilcrest Green, Suite 350, Houston, Texas 77042, on or before August 31, 1998, to be eligible for inclusion in the Company's fiscal 1998 Proxy materials. Among such requirements, the shareholder submitting the proposal must be the record or beneficial owner of either 1% or $1,000 in market value of the Company's Common Stock for one year.


                                  OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment.


                           ANNUAL REPORT ON FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE COMMISSION FOR THE FISCAL YEAR ENDED JUNE 29, 1997, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AND A LIST OF EXHIBITS FILED THEREWITH, IS BEING PROVIDED TO THE COMPANY'S SHAREHOLDERS TOGETHER WITH THIS PROXY STATEMENT. EXHIBITS TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED ONLY IF SPECIFICALLY REQUESTED IN WRITING AND UPON PAYMENT TO THE COMPANY OF REASONABLE COPYING AND HANDLING CHARGES. REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S CORPORATE SECRETARY, 11111 WILCREST GREEN, SUITE 350, HOUSTON, TEXAS 77042. THE COMPANY IS ALSO PROVIDING ITS SHAREHOLDERS WITH A COPY OF ITS QUARTERLY REPORT ON FORM 10-Q FOR THE FIRST QUARTER ENDED SEPTEMBER 28, 1997, WHICH WAS PREVIOUSLY FILED WITH THE COMMISSION.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ GHULAM M. BOMBAYWALA
                              GHULAM M. BOMBAYWALA
                              Chairman of the Board and Chief Executive Officer


Houston, Texas
December 19, 1997

                                                                 APPENDIX A


                             ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         WATERMARC FOOD MANAGEMENT CO.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Watermarc Food Management Co., the undersigned corporation (the "Corporation") adopts the following Articles of Amendment to its Restated Articles of Incorporation:

                                  ARTICLE ONE
                                   AMENDMENT

     The following amendment to the Restated Articles of Incorporation of the Corporation was adopted by the Shareholders of the Corporation on January 23, 1998, in order to provide for the issuance of additional shares of common stock.

     Article Four, Section 1 of the Restated Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                                  ARTICLE FOUR
                  CAPITALIZATION, PREEMPTIVE RIGHTS AND VOTING

     Section 1. Authorized Shares. The Corporation shall have authority to issue two classes of shares to be designated respectively, "Common Stock" and "Preferred Stock". The total number of shares which the Corporation is authorized to issue is ONE HUNDRED FIVE MILLION (105,000,000) shares of which ONE HUNDRED MILLION (100,000,000) shall be Common Stock and FIVE MILLION (5,000,000) shall be Preferred Stock. Each share of Common Stock shall have a par value of FIVE CENTS ($.05), and each share of Preferred Stock shall have a par value of ONE DOLLAR ($1.00).

                                  ARTICLE TWO
                               OUTSTANDING SHARES

     The number of shares of the Corporation outstanding at the time of such adoption was 14,163,230 shares of Common Stock, $.05 par value per share; and the number of shares of Common Stock entitled to vote thereon was 14,163,230.

                                 ARTICLE THREE
                                      VOTE

     The number of shares voted for and against such amendment was as follows:



                                        FOR       AGAINST
                                        ---       -------
     Authorized Shares
                                       -----      -------

     EXECUTED this _____ day of January, 1998.

                               WATERMARC FOOD MANAGEMENT CO.


                               By:
                                  ---------------------------------------------
                                  Ghulam M. Bombaywala, Chief Executive Officer

--------------------------------------------------------------------------------

                         WATERMARC FOOD MANAGEMENT CO.
            PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD JANUARY 23, 1998

    The undersigned shareholder of Watermarc Food Management Co. (the "Company") hereby appoints Ghulam M. Bombaywala as attorney and proxy of the undersigned, with full power of substitution, to vote, as designated below, the number of shares that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Billy Blues Bar & Grill located at 6025 Richmond Avenue, Houston, Texas 77057 at 3:00 p.m., local time, on January 23, 1998, on the matters specified below or on such other business as may properly come before the meeting or any adjournment or postponement thereof.

1. Proposal to amend the Restated Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock, $0.05 par value, from 20,000,000 to 100,000,000.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

2. FOR the election as a director of all nominees listed below (except as marked to the contrary below).

   [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below.

   NOMINEES: Ghulam M. Bombaywala, Michael S. Chadwick, Sarosh J. Collector, Nico B. Letschert and Philip M. Mount

   INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES, WRITE
                THEIR NAMES IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

3. Proposal to ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as the Independent Public Accountants of the Company for fiscal 1998.

      [ ]  FOR                  [ ]  AGAINST                  [ ]  ABSTAIN

4. In their discretion, upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    This Proxy, when property executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the proposal to amend the Company's Restated Articles of Incorporation to increase the number of authorized shares of Common Stock, $0.05 par value, from 20,000,000 to 100,000,000, FOR all nominees as directors, FOR the proposal to ratify the appointment of Mann Frankfort Stein & Lipp, P.C. as the independent public accountants of the Company for fiscal 1998 and in accordance with the discretion of the person designated above with respect to any other business properly before the meeting.

    Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee, guardian or corporate or partnership official, please give full title as such and the full name of the entity on behalf of whom you are signing. If a partnership, please sign in partnership name by authorized person.

                                                  Dated: --------------- ,199 --

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  ------------------------------
                                                  Signature if held jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

--------------------------------------------------------------------------------